                                  Exhibit 21


                              List of Subsidiaries

MUSE Federal Systems Group Inc.             -     Incorporated in New Mexico on July 26, 1999;
                                                  100% owned by Registrant

Virtual Presence Limited                    -     Incorporated in the United Kingdom on July 26,
                                                  1991; 100% owned by Registrant

VR Solutions Limited (dormant)              -     Incorporated in the United Kingdom on December
                                                  6, 1994; 100% owned by Registrant

Virtual Presence Medical Limited (dormant)  -     Incorporated in the United Kingdom on May 1, 1998; 100%
                                                  owned by Registrant

Virtual Presence, Inc. (dormant)            -     Incorporated in Delaware on May 15, 1999; 100%
                                                  owned by Registrant

SARL Sim Team                               -     Incorporated in France on September 6, 1999; 74%
                                                  owned by Registrant

Virtual Presence Europe Limited (dormant)   -     Incorporated in the United Kingdom on October 22,
                                                  1999; 100% owned by Registrant